EXHIBIT 23.1
                                  ------------

                    Consent of Independent Public Accountants




     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3/A Amendment No. 3 (File No. 333-68333) of our report dated July 13, 1999, included in the Coyote Network Systems, Inc. Form 10-K/A Amendment No. 3 for the year ended March 31, 1999, and to all references to our Firm included in this registration statement.




ARTHUR ANDERSEN LLP

Los Angeles, California
March 13, 2000



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